Exhibit 99.3 - Audited Financials


                      MILLAGRO S.R.L. AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 2002 AND 2001

                      MILLAGRO S.R.L. AND SUBSIDIARIES


                                  CONTENTS
                                  --------

PAGE F-1      INDEPENDENT AUDITORS' REPORT

PAGE F-2      CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2002 AND 2001

PAGE F-3      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

PAGE F-4      CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY FOR THE
              YEARS ENDED DECEMBER 31, 2002 AND 2001

PAGES F-5-6   CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
              DECEMBER 31, 2002 AND 2001

PAGES F-7-16  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31,
              2002


WEINBERG & COMPANY, P.A.
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors of:
Millagro S.R.L. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Millagro S.R.L. and Subsidiaries (a limited liability company) (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive income, changes in members' equity and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairy, in all material respects, the financial position of Millagro S.R.L. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with generally accepted accounting principles in the United states of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has a working capital deficiency of $1,172,902 as of December 31, 2002. This matter raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
----------------------------
    WEINBERG & COMPANY, P.A.
    Boca Raton, Florida
    March 21, 2003

Town Executive Center                       Watt Plaza
6100 Glades Road, Suite 314                 1875 Century Park East, Suite 600
Boca Raton, Florida 33434                   Los Angeles, California 90067
Telephone: (561) 487-5765                   Telephone: (310) 407-5450
Facsimile: (561) 487-5766                   Facsimile: (310) 407-5451

                         Website: www.cpaweinberg.com
    American Institute of CPA's/Division for CPA Firms SEC Practice Section

                    MILLAGRO S.R.L. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                      ---------------------------


CONSOLIDATED BALANCE SHEETS


                               ASSETS
                               ------

                                                   December 31,  December 31,
                                                      2002           2001
                                                   ------------  ------------
CURRENT ASSETS
Cash                                               $        834  $        870
Accounts receivable                                     759,585       679,887
Inventories                                             150,534       967,353
Refundable taxes and tax deposits                        51,974        73,879
Employee receivables and other current assets               634         7,938
Asset held for sale                                     138,446             -
                                                   ------------  ------------
   Total Current Assets                               1,102,007     1,729,927

PROPERTY, PLANT AND EQUIPMENT, NET                    2,030,908     1,097,759
                                                   ------------  ------------

TOTAL ASSETS                                       $  3,132,915  $  2,827,686
------------                                       ============  ============

                          LIABILTIES AND MEMBERS' EQUITY
                          ------------------------------

CURRENT LIABILITIES
Accounts payable                                   $    997,391  $    607,189
Notes payable - current portion                       1,110,609     1,265,000
Accrued and other liabilities                           166,909       270,983
                                                   ------------  ------------
   Total Current Liabilities                          2,274,909     2,143,172
                                                   ------------  ------------

LONG-TERM LIABILITIES
Notes payable                                           200,000             -
Other long-term liabilities                              14,512        15,931
Capital lease obligations                               268,000       357,151
                                                   ------------  ------------
   Total Long-Term Liabilities                          482,512       373,082
                                                   ------------  ------------

TOTAL LIABILITIES                                     2,757,421     2,516,254

MINORITY INTEREST                                       207,971        19,534

MEMBERS' EQUITY                                         167,523       291,898
                                                   ------------  ------------

TOTAL LIABILITIES AND MEMBERS' EQUITY              $  3,132,915  $  2,827,686
-------------------------------------              ============  ============

See accompanying summary of accounting policies and notes to financial statements.

                   MILLAGRO S.R.L. AND SUBSIDIARIES
                COLSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE INCOME
                        ------------------------


CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                   For the Year  For the Year
                                                      Ended         Ended
                                                   December 31,  December 31,
                                                       2002          2001
                                                   ------------  ------------
SALES                                              $  3,082,884  $  3,023,856

COST OF SALES                                        (2,888,550)   (2,533,571)
                                                   ------------  ------------

GROSS PROFIT                                            194,334       490,285
                                                   ------------  ------------

OPERATING EXPENSES
Selling and marketing expenses                            5,979        21,708
General and administrative expenses                     100,646       248,955
Foreign currency transactional expense                   13,481         5,592
Other operating expenses                                 10,964         8,571
                                                   ------------  ------------
   Total Operating Expenses                             131,070       284,826
                                                   ------------  ------------

INCOME FROM OPERATIONS                                   63,264       205,459
                                                   ------------  ------------

OTHER INCOME (EXPENSE)
Minority interest                                        (1,616)       (4,771)
Net gain on sale of fixed assets                        160,894       203,039
Interest expense                                       (147,595)     (259,213)
Other income                                              8,718        35,267
                                                   ------------  ------------
   Total Other Income (Expense)                          20,401       (25,678)
                                                   ------------  ------------

INCOME BEFORE INCOME TAX EXPENSE                         83,665       179,781
Income tax expense                                       (1,842)      (15,919)
                                                   ------------  ------------

NET INCOME                                               81,823       163,862

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss                       (54,015)      (14,771)
                                                   ------------  ------------

COMPREHENSIVE INCOME                               $     27,808  $    149,091
--------------------                               ============  ============

See accompanying summary of accounting policies and notes to financial statements.

                   MILLAGRO S.R.L. AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
             ----------------------------------------------


CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY


                                                      Accumulated
                                          Retained       Other
                                Capital   Earnings   Comprehensive  Members'
               Share Capital  Contributed (Deficit)  Income (Loss)   Equity
               -------------  ----------  ---------  -------------  ---------
Balance,
Dec 31, 2000   $         581  $  229,313  $ (66,353) $      22,791  $ 186,332

Capital
contributions
(distributions)          809     173,414   (217,748)             -    (43,525)

Comprehensive
income (loss):
Net income, 2001           -           -    163,862              -    163,862

Foreign currency
translation loss           -           -          -        (14,771)   (14,771)
               -------------  ----------  ---------  -------------  ---------

Balance,
Dec 31, 2001           1,390     402,727   (120,239)         8,020    291,898

Capital
contributions
(distributions)          (73)   (208,086)    55,976              -   (152,183)

Comprehensive
income (loss):
Net income, 2002           -           -     81,823              -     81,823

Foreign currency
translation loss           -           -          -        (54,015)   (54,015)
               -------------  ----------  ---------  -------------  ---------

BALANCE,
DEC 31, 2002   $       1,317  $  194,641  $  17,560  $     (45,995) $ 167,523
------------   =============  ==========  =========  =============  =========

See accompanying summary of accounting policies and notes to financial statements.

                   MILLAGRO S.R.L. AND SUBSIDIARIES
                COLSOLIDATED STATEMENTS OF CASH FLOWS
                -------------------------------------


CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   For the Year  For the Year
                                                      Ended         Ended
                                                   December 31,  December 31,
                                                       2002          2001
                                                   ------------  ------------
CASH FLOWS FROM OPERATING ACITIVITIES:
Net income                                         $     81,823  $    163,862
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation                                          10,334        13,631
   Minority interest                                      1,616         4,771
   Gain on disposition of fixed assets, net            (160,894)            -
Changes in operating assets and liabilities:
   (Increase) decrease in trade receivables             (79,698)    2,538,696
   Decrease in inventories                              816,819        30,824
   Decrease in employee receivables and other             7,304       242,384
   Decrease in refundable taxes and tax deposits         21,905       140,952
   (Increase) decrease in asset held for sale          (138,446)            -
   Increase (decrease) in accounts payable and
     accrued liabilities                                284,709    (3,892,357)
                                                   ------------  ------------
     Net Cash Provided by (Used In) Operating
       Activities                                       845,472      (757,237)
                                                   ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on property, plant and equipment              (782,589)      880,899
                                                   ------------  ------------
   Net Cash (Used In) Provided By Investing
     Activities                                        (782,589)      880,899
                                                   ------------  ------------

CASH FLOWS FROM FINANCING ACITIVITIES:
Payments on capital lease obligations                   (89,151)      227,176
Proceeds from notes payable                              72,348       533,068
Payments on notes payable                               (26,739)     (723,068)
Proceeds from/payments on member contributions/
   distributions                                         34,711      (161,008)
                                                   ------------  ------------
   Net Cash Provided By Financing Activities             (8,831)     (123,832)
                                                   ------------  ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                 (54,088)      (13,962)
                                                   ------------  ------------

NET (DECREASE) IN CASH BALANCES                             (36)      (14,132)

CASH BALANCES - BEGINNING OF YEAR                           870        15,002
                                                   ------------  ------------

CASH BALANCES - END OF YEAR                        $        834  $        870
---------------------------                        ============  ============

See accompanying summary of accounting policies and notes to financial statements.

                      MILLAGRO S.R.L. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                   -------------------------------------


SUPPLEMENTAL DISCLOSURE CASH FLOW INFORMATION:
----------------------------------------------

Cash paid for interest                             $    147,351  $    244,941
                                                   ============  ============

Cash paid for income taxes                         $     30,597  $      3,367
                                                   ============  ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
--------------------------------------------

During January 2001, the Company's President acquired Crobusor S.R.L. and contributed the assets and liabilities to the Company. The following represents the non-cash portion of this transaction:

           Accounts payable                         $    27,265
           Fixed assets, net                             78,232
           Intangible assets                             53,516
           Accounts payable and accrued liabilities    (158,857)
                                                    -----------
                                                    $       156
                                                    ===========

During 2002, the Company settled approximately $76,149 in related party accounts payable in a transaction in which an unrelated third party relieved the Company of $76,149 in accounts receivable from the unrelated third party. The unrelated third party assumed the Company's $76,149 accounts payable.





See accompanying summary of accounting policies and notes to financial statements.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------


NOTE 1  ORGANIZATION AND PRINCIPAL ACTIVITIES
------  -------------------------------------

   Millagro S.R.L. (the "Company"), a limited liability company in the Republic of Moldova, commenced operations in 2000. The companies are located in the Soroca district of the Republic of Moldova. The companies primarily produce, market, and process agricultural products in the Republic of Moldova.

NOTE 2  BASIS OF PRESENTATION
------  ---------------------

   The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Moldovan companies, which were prepared in accordance with the accounting principles generally accepted in Moldova.

   The Company acquired controlling interest in Nutret, S.A. (98%) in fiscal year 2000. The Company acquired controlling interest in: Magroselect-Prim S.R.L. (100%); Ma-Vest S.R.L. (52%); and Ma-Vest Agroindustrial S.R.L. (100%) in fiscal year 2001 from the owner of Millagro S.R.L.

NOTE 3  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------  ------------------------------------------

   (A) Basis of Consolidation
   --------------------------

   The consolidated financial statements of the Company include the Company and
   its  two wholly owned and two majority  owned  subsidiaries.   All  material
   intercompany balances and transactions have been eliminated.

   (B) Economic and Political Risks
   --------------------------------

   The Company faces a number of risks and challenges since its operations are in the Republic of Moldova and its primary market is in Moldova. The financial statements have been prepared assuming the Company will continue as a going concern (See Note 13).

   (C) Cash
   --------

   Cash includes cash on deposit held by financial institutions.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------


   (D) Inventories
   ---------------

   Inventories are stated at the lower of cost or market on average cost basis, and includes finished goods, work-in-process, raw materials, packaging material and product merchandise. Finished goods include costs of raw materials, packaging, labor used in production, and warehousing on facilities and equipment (See Note 5).

   (E) Property, Plant and Equipment
   ---------------------------------

   Property, plant and equipment are carried at cost less depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

   Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The lives applied are as follows:

           Vehicles and office equipment           5 Years
           Buildings and storage facilities     25 - 50 Years
           Manufacturing equipment                 5 Years

   In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically reviews such assets for possible impairments and expected loses, if any, are recorded currently (See Note 6).

   (F) Fair Value of Financial Instruments
   ---------------------------------------

   Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), Disclosure About Fair Value of Financial Instruments. SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts receivable, accounts payable and accrued expenses and the current portions of notes payable approximate their estimated fair values due to their short-term maturities.

   (G) Minority Interest
   ---------------------

   Minority interest is based on the net book value of the subsidiaries financial statements used in the consolidation. During the years ending December 31, 2002 and 2001, the Company's minority interests earned $1,616 and $4,771, respectively.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

   (H) Foreign Currency Translation
   --------------------------------

   Conversion of currency from a Republic of Moldova lei ("MDL$") into a United States dollar ("US$") has been made at the respective applicable rates of exchange. Monetary assets and liabilities denominated in foreign currencies are converted into US$ at the applicable rate of exchange at the balance sheet date.
   Conversion of currency from MDL$ into US$ has been made at the rate of exchange on December 31, 2002 and 2001: at US$1.00: MDL$13.8220 and US$1.00:
   MDL$13.0909. Income and expense items were converted at the average rates for the years ended.

   (I) Use of Estimates
   --------------------

   The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

   (J) Concentration of Credit Risk
   --------------------------------

   Financial instruments, which potentially expose the Company to concentrations of credit risk, consist of cash and trade receivables at December 31, 2002 and 2001. The Company performs ongoing evaluations of its cash position and credit evaluations at the subsidiary level to ensure collections and minimize losses.

   (K) Revenue Recognition
   -----------------------

   Revenue is recognized when title passes to the customer upon delivery of the product to a third party shipper.

   (L) Employees' Benefits
   -----------------------

   Mandatory contributions are made by the Moldovan subsidiaries to the Moldovan Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------


   (M) Income Taxes
   ----------------

   Taxes are calculated in accordance with taxation principles currently effective in the Republic of Moldova and the Untied States of America. Income taxes are determined under the liability method as required by Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes".

   (N) Recent Accounting Pronouncements
   ------------------------------------

   The Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

   In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The provisions of the statement are effective for financial statements issued for the fiscal years beginning after December 15, 2001.

   In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged. The Company does not believe the adoption of this standard will have a material impact the financial statements.

   In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

   SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.
   In December 2002, the Financial Accounting Standards Board issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure
   - an amendment of FASB Statement No. 123," ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

   Management does not expect the impact from these pronouncements to have a material impact on the Company's consolidated financial position and results of operations.

   (O) Reclassification
   --------------------

   Certain reclassifications have been made to the December 31, 2001 financial statements in order to conform to the classification used in the current year.

NOTE 4  TRADE RECEIVABLES
------  -----------------

   Trade receivables are summarized as follows at December 31, 2002 and 2001:

                            2002        2001
                         ---------   ---------
          Domestic       $ 734,061   $ 641,813
          Foreign           25,524      38,074
                         ---------   ---------


                         $ 759,585   $ 679,887
                         =========   =========

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------


NOTE 5  INVENTORIES
------  -----------

   Inventories are summarized as follows at December 31, 2002 and 2001:

                                  2002        2001
                               ---------   ---------
   Raw materials               $  24,993   $ 237,827
   Work-in-process                     -     134,085
   Finished goods                 83,881     273,950
   Purchased goods and other      41,660     321,491
                               ---------   ---------
                               $ 150,534   $ 967,353
                               =========   =========

   Certain inventory is pledged as collateral for notes (See Note 7).

NOTE 6  PROPERTY, PLANT AND EQUIPMENT
------  -----------------------------

   Property, plant and equipment consisted of the following at December 31, 2002 and 2001:

                                            2002          2001
                                        -----------   -----------
   Land                                 $    23,805   $    25,134
   Buildings, machinery and equipment     1,821,742     1,518,658
   Construction in progress and other       690,762        69,729
                                        -----------   -----------
       Gross                              2,536,309     1,613,521
   Less accumulated depreciation           (505,401)     (515,762)
                                        -----------   -----------
       Net                              $ 2,030,908   $ 1,097,759
                                        ===========   ===========

   Depreciation  expense  for  2002  and  2001  totaled  $10,334  and  $13,631,
   respectively.   Certain  property,  plant  and   equipment   is  pledged  as
   collateral for notes (See note 7).

   During the year ended December 31, 2002, the Company entered a plan of sale for a siloh, valued at $138,446. The asset is included in current assets at its carrying amount in the accompanying balance sheets.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

NOTE 7  NOTES PAYABLE
------  -------------

   Notes payable consisted of the following at December 31, 2002:

   Note to BC Victoriabank SA, due during 2003 and 2004 in various installments, interest rate at 11%, collateralized by property
    plant and equipment                                              $  243,989

   Note to BC Victoriabank SA, due in 2003 and 2004 in various installments, interest  rate  at  15%,  collateralized  by
    property, plant and equipment                                       200,000

   Note  to  BC  Banca de Economii SA, due in 2003; interest rate at 25%, collateralized by inventory and property, plant
    and equipment                                                        72,348

   Note to BC Banca de Economii SA, due in 2003; interest rate at
    13%, collateralized by fixed assets                                 794,272
                                                                     ----------
   Total notes payable                                                1,310,609
   Less current portion                                               1,110,609
                                                                     ----------
   Notes payable non-current                                         $  200,000
                                                                     ==========

   Total accrued interest at December 31, 2002 was $18,804 which is included in current liabilities in the accompanying financial statements.


NOTE 8  CAPITAL LEASE OBLIGATION
------  ------------------------

   During 2001, the Company entered into a capital lease obligation for the purchase of various equipment. The obligation bears interest at 17% with a due date of December 2004. The Company has unpaid interest as of
   of December 31, 2002 of $18,804.  The  capital  lease obligation   is
   collateralized by the equipment. Leased capital assets included in property and equipment at December 31, 2002 was $268,000.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

NOTE 9  COMMITMENTS AND CONTINGENCIES
------  -----------------------------

   (A) Leases
   ----------

   The Company leases certain land, facilities, and equipment under non-cancelable operating leases that range from two to seven years. Rental expense for operating leases was $166,559 and $140,449 for the years ended December 31, 2002 and 2001. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 2002:

                                 Operating Leases
                                 ----------------
            2003                 $         50,198
            2004                           50,198
            2005                           50,198
            2006                           50,198
            2007                           50,198
         Thereafter                        50,198
                                 ----------------
Total minimum lease payments     $        301,188
                                 ================


NOTE 10  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATION
-------  --------------------------------------------------

   The Company's operations are conducted in the Republic of Moldova. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the Republic of Moldova, and by the general state of the Moldovian economy.

   The Company's operations in the Republic of Moldova are subject to considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others the political, economic, and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the Republic of Moldova, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation among other things.

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

NOTE 11  IMPAIRMENT OF GOODWILL
-------  ----------------------

   During January 2001, the Company's President acquired Crobursor S.R.L. and contributed the assets and liabilities to the Company. The acquisition was accounted for using the purchase method of accounting for business combinations. The purchase price was allocated to the assets acquired based upon their estimated fair market values at the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired of $53,516 was recorded as goodwill. After twelve months of operations, the Company determined that the estimated future undiscounted cash flows for these assets and liabilities would not be sufficient to recover goodwill from the operations. Thus, for the year ended December 31, 2001, the Company recorded an impairment charge of $53,516. The impairment charge is included in "General and Administrative Expenses".

NOTE 12  INCOME TAXES
-------  ------------

   The nominal statutory corporate rate in the Republic of Moldova is 28%. Taxes are calculated in accordance with Moldovan regulations and are paid on a yearly basis. Taxes are calculated on a separate entity basis since consolidation for tax purposes is not allowed in Moldova. As of December 31, 2002, the Company has net operating loss carryforwards of approximately $1,599,000, which expire through 2004.

   Deferred income taxes are provided for the temporary differences between the financial reporting and tax basis of the Company's assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   Significant components of the Company's deferred tax assets and liabilities are as follows at December 31:

                                                        2002     2001
                                                      -------  -------
   Deferred tax assets:
    Net operating loss carryforwards                  $447,720  $29,120
    Less valuation allowance                           211,526   25,611
                                                      -------  --------
   Net deferred tax assets                             236,194    3,509
                                                      -------  --------
   Deferred tax liabilities
    Book depreciation in excess of tax depreciation   (236,194)  (3,509)
                                                      -------  --------
   Net deferred tax                                   $     -  $      -
                                                      =======  ========

                    MILLAGRO S.R.L. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001
                       --------------------------

   A reconciliation of income tax computed at the nominal statutory corporate tax rate to the provision for income taxes follows:

   Income taxes at nominal rate          2,256     28,655
   Permanent differences              (188,171)     3,044
   Increase in valuation allowance     185,915     25,611
                                      ---------    ------
                                      $      -     $    -
                                      ========     ======


NOTE 13  GOING CONCERN
-------  -------------

   The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficiency of $1,172,902 as of December 31, 2002. This matter raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   The ability of the Company to continue as a going concern is dependent on the Company's anticipation for continued increases in revenues and capital availability. Management believes that actions presently taken to increase revenues and raise additional capital provide the opportunity for the Company to continue as a going concern.



NOTE 14  SUBSEQUENT EVENTS
-------  -----------------

   On January 22, 2003, the Company entered into a Stock Purchase Agreement ("the Agreement") whereby Trezac International Corporation, Inc. ("Trezac"), a corporation incorporated in the state of Texas, will acquire 100% of the ownership interests in the Company for a total consideration given by Trezac of $8,250,000. The Agreement was revised on May 29th 2003, the effective date of the agreement, to state that Trezac will acquire all of the issued and outstanding shares of capital stock of the Company from the Company's shareholders in exchange for 103,125,000 restricted shares of Trezac's common stock to cover the $8,250,000 cost of the acquisition. The number of shares given as consideration were based on Trezac's trading common stock on the effective date of the agreement. Generally accepted accounting principles in the United States of America require that the company whose shareholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes. As a result of the exchange, the Company will become the majority shareholder and accordingly the accounting acquirer and the transaction will be treated as a reverse acquisition and recapitalization of the Company.